UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 2.04

TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT

FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE

SHEET ARRANGEMENT

On July 18, 2014, Abakan Inc. (the “Company”), received a notice of default dated July 15, 2014, from

Joe T. Eberhard (“Eberhard”), the holder of one unsecured convertible promissory note in the principal amount of $500,000 issued on July 14, 2011, as amended on July 14, 2013, and one unsecured promissory note in the principal amount of $50,000 issued on July 15, 2013. The default is attributed to the Company’s failure to redeem either the July 14, 2011 note, or the July 15, 2013 note, by their respective maturity dates.

The effect of the default is to increase the amount due on the July 14, 2011 convertible note, as amended,

to one hundred and twenty five percent (125%) of the sum of the outstanding principal amount, plus accrued interest, and accrued default interest. Should the Company not pay the default amount within five

(5) business days of notice, Eberhard has the right, to instruct the Company to immediately issue that number of the Company’s shares equal to the default amount divided by the conversion price of $1.00, in addition to any other available remedies at law or equity.

The Company intends to redeem the aforesaid outstanding notes due to Eberhard, pending the approval, which approval cannot be unreasonably withheld, of one secured and one unsecured convertible note holder, to the issuance of new subordinated debt and equity.  Notice of the Company’s intention to issue debt and equity to satisfy the Eberhard notes accompanied by requests for written consent to permit such Company action were conveyed prior to the maturity date of the convertible note. Despite this unforeseen delay, the Company is confident that consent to proceed with a subordinated debt and equity financing will be forthcoming.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert H. Miller

July 21, 2014

Name: Robert H. Miller

Title: Chief Executive Officer

2